                                                                     EXHIBIT 4.1


       Form of Amended and Restated Pledge Agreement and Irrevocable Proxy

       The following document is the form of Amended and Restated Pledge Agreement and Irrevocable Proxy in favor of NBD Bank (now known as Bank One, Michigan) executed by the Registrant and the following subsidiaries of the
Registrant: Concept Management Corporation, Lobdell Emery Corporation, RPI Holdings, Inc., and BMG Holdings, Inc. The agreements are substantially the same in all material respects except as to the identity of the parties thereto and the shares pledged. The agreements provide for the pledge of 100% of the shares of the following subsidiaries, as applicable, of the parties: Creative Fabrication Corporation, Concept Management Corporation, Lobdell Emery Corporation, OASP, Inc., OASP II, Inc., Winchester Fabrication Corporation, Parallel Group International, Inc., Laserweld International, L.L.C., Lewis Emery Capital Corporation, RPI Holdings, Inc., RPI, Inc., Prudenville Manufacturing, Inc. Oxford Suspension, Inc., Howell Industries, Inc., BMG North America Limited, and BMG Holdings Inc. The agreement executed by OASP, Inc., also a subsidiary of the Registrant, is substantially the same in all material respects as the other agreements, except that it is dated June 28, 1999 and relates to the pledge of only 65% of the shares of Oxford Automotive Europe ApS.

                      AMENDED AND RESTATED PLEDGE AGREEMENT
                              AND IRREVOCABLE PROXY


         THIS AMENDED AND RESTATED PLEDGE AGREEMENT dated as of May 14, 1999 (this "Pledge Agreement"), is given by OXFORD AUTOMOTIVE, INC., a Michigan corporation (the "Company"), in favor of NBD Bank, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the benefit of itself and the lenders (the "Lenders") now or hereafter parties to the Credit Agreement described below.

                                    RECITALS

                  A. The Company (also occasionally referred to as the "Borrower") has entered into a Pledge Agreement and Irrevocable Proxy dated as of June 24, 1997 in favor of the Agent for the benefit of the Lenders in connection with that certain Credit Agreement dated as of June 24, 1997 and a Pledge Agreement and Irrevocable Proxy dated as of February 4, 1999 in favor of the Agent for the benefit of the Lenders (the "Prior Pledge Agreements"), in connection with that certain Amended and Restated Credit Agreement dated as of February 4, 1999 (the Credit Agreement dated as of June 24, 1997 and the Amended and Restated Credit Agreement dated as of February 4, 1999 being referred to collectively as the "Prior Credit Agreements") both Prior Credit Agreements being among the Borrower and the Borrowing Subsidiaries identified from time to time therein (the "Borrowing Subsidiaries" and collectively with the Borrower, the "Borrowers") with the Lenders parties thereto and the Agent pursuant to which the Lenders may make Advances (as therein defined) to the Borrower and the Borrowing Subsidiaries.

         B. The Borrowers have entered into an Amended and Restated Credit Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Credit Agreement"), with the Lenders parties thereto and the Agent pursuant to which the Lenders may make Advances (as therein defined) to the Borrower and the Borrowing Subsidiaries.

         C. As a condition precedent to the effectiveness of the Lenders' obligations under the Credit Agreement, the Company has agreed to pledge to the Agent, for the benefit of the Lenders, and grant a first-priority security interest to the Agent, for the benefit of the Lenders, in and to the collateral described herein and to execute this Pledge Agreement.


         For value received and pursuant to the Credit Agreement, the Company hereby grants a first-priority security interest to the Agent, for the benefit of the Lenders, in and to all of the outstanding capital stock of the companies listed on the schedule attached hereto as Schedule 1 (the "Pledged Subsidiaries", and said shares of stock, together with any other shares and securities from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such shares, being called the "Pledged Stock"), to secure: ((a) the prompt and complete payment of all indebtedness and other obligations of the Borrower and the Borrowing Subsidiaries now or hereafter owing to the Lenders or the Agent under or on account of the Credit Agreement, any Security Document or any Letter of Credit, notes or other instruments issued to the Agent or any Lender pursuant thereto, or any other Loan Document, (b) the prompt and complete payment of all Hedging Obligations of any Borrower or Guarantor owing to any Lender or any Affiliate of any Lender and (c) the prompt and complete payment




                     AMENDED AND RESTATED PLEDGE AGREEMENT
                             AND IRREVOCABLE PROXY
         of all indebtedness and obligations of the Borrower pursuant to the Mexican Facility Tranche A Guaranty, and (d) the prompt and complete payment of all indebtedness of the Company and any other guarantor under any Guaranty, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Lender in any such indebtedness, obligations or liabilities of the Borrower or any Borrowing Subsidiary to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Borrower or any Borrowing Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Borrower or any Borrowing Subsidiary under the U.S. Bankruptcy
         Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Company and its Subsidiaries being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Company, the Subsidiaries, the Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations being herein collectively called the "Operative Documents"). The Company herewith is delivering to the Agent for the benefit of the Lenders originals of all stock certificates of the Pledged Stock or is taking such other action acceptable to the Agent and the Required Lenders to perfect the security interest in the Pledged Stock granted hereby.


              The Company further represents and warrants to, and agrees with, the Agent for the benefit of the Lenders as follows:


1. Representations and Warranties. The Company represents and warrants that the Pledged Stock is represented by the stock certificate or certificates or shares described on Schedule 1 hereto, and that such stock certificate or certificates, accompanied by an instrument of assignment or transfer duly executed in blank by the Company as the owner named in such stock certificate or certificates, have been delivered to the Agent by the Company. The Company further represents and warrants that (a) the Pledged Stock is duly authorized and validly issued, fully paid and nonassessable and constitutes 100% of all of the issued and outstanding shares of the capital stock of each Pledged Subsidiary (except with respect to Lobdell Emery Corporation which has Preferred Stock outstanding), (b) the Company is the legal and beneficial owner of the Pledged Stock, free and clear of all Liens other than the Lien of Agent hereunder, with requisite right and power to deliver, pledge and assign the Pledged Stock to the Agent hereunder, and (c) the pledge of the Pledged Stock pursuant to this Pledge Agreement creates in favor of the Agent a valid and perfected first-priority security interest in the Pledged Stock enforceable against the Company and all third parties and securing the payment of the Secured Obligations.

2. Title; Stock Rights, Dividends, Etc. The Company will warrant and defend the Agent's title to the Pledged Stock, and the security interest herein created, against all claims of all persons, and will maintain and preserve such security interest. It is understood and agreed that the collateral hereunder includes any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and other property to which the Company may become entitled by reason of the ownership of the Pledged Stock during the existence of this Pledge Agreement, and any such property received by the Company shall be held in trust and forthwith delivered to the Agent to be held hereunder in accordance with the terms of this Pledge Agreement.



                     AMENDED AND RESTATED PLEDGE AGREEMENT
                             AND IRREVOCABLE PROXY

3. Registration Rights. If any Pledged Subsidiary at any time or from time to time proposes to register any of its securities under the Securities Act of 1933, the Company will at each such time give notice to the Agent of such Pledged Subsidiary's intentions so to do. Upon the request of the Agent given 30 days after receipt of such notice, the Company will cause all Pledged Stock of such Pledged Subsidiary to be included in the registration statement proposed to be filed, all to the extent requisite to permit the public sale or other public disposition of such Pledged Stock so registered by the holders thereof. The costs and expenses of all such registrations and qualifications under said Act shall be paid by the Company or such Pledged Subsidiary, except that underwriting discounts and commissions in respect of any Pledged Stock sold pursuant to any such registration statement shall be borne by the sellers thereof. As expeditiously as possible after the effective date of any such registration statement, the Company will deliver in exchange for any certificates representing shares of Pledged Stock so registered pursuant to such registration, which bear any restrictive legend, new Pledged Stock certificates not bearing such legend or any similar legend. In the event of any such registration, the Company hereby agrees to indemnify and hold harmless the Agent and the Lenders as pledgee of the Pledged Stock against any losses, claims, damages or liabilities to which the Agent and the Lenders may become subject to the extent that such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, and any preliminary prospectus or filed prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent and the Lenders for any legal or other expenses reasonably incurred by the Agent and the Lenders in connection with investigating or defending any such loss, claim, damage or liability. The indemnifications contained in this paragraph shall include each person, if any, who controls the Agent or any Lender.

4.       Events of Default; Remedies.

    (a) Upon the occurrence of any Event of Default under the Credit Agreement, which has not been remedied by the Company, the Borrower, or any Borrowing Subsidiary within fifteen (15) days after the Borrower or any Borrowing Subsidiary receives written notice of such occurrence from the Agent (the "Cure Period"), an Event of Default shall be deemed to have occurred hereunder and the Agent shall have all of the rights, remedies and responsibilities provided by law and/or by this Pledge Agreement, including but not limited to all of the rights, remedies and responsibilities of a secured party under the Michigan Uniform Commercial Code, and the Company hereby authorizes the Agent, in accordance with the Michigan Uniform Commercial Code, to sell all or any part of the Pledged Stock at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Agent) and then to the payment of the other Secured Obligations. Any requirement of reasonable notice in connection with such sale shall be met if the Agent sends such notice to the Company, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to the required notice. The Agent or any Lender may be the purchaser at any such sale. The Agent shall be under no obligation to preserve rights against prior parties.

    (b) The Company hereby waives as to the Agent and the Lenders any right of subrogation or marshalling of such stock and other collateral for indebtedness or other obligations owed to the Agent and the Lenders. To this end, the Company hereby expressly agrees that any such collateral or other security of the Company or any other party which the Agent or any Lender may hold, or which may come to any of their possession, may be dealt with in all respects and particulars as though this Pledge Agreement were not in existence. The Company agrees and acknowledges that because of applicable securities laws, the Agent may not be able to effect a public sale of the Pledged Stock and sales at a private sale may be on terms



                     AMENDED AND RESTATED PLEDGE AGREEMENT
                             AND IRREVOCABLE PROXY
         less favorable than if such securities were sold at a public sale and may be at a price less favorable than a public sale.

    (c) The Company irrevocably designates, makes, constitutes and appoints the Agent (and all persons designated by the Agent) as its true and lawful attorney (and agent-in-fact) and the Agent, or the Agent's agent, may, upon and after an Event of Default hereunder which has not been waived, with notice to the Company if the Secured Obligations have not been accelerated and without notice if the Secured Obligations have been accelerated, take any action as the Agent reasonably deems necessary under the circumstances to enforce or otherwise take action in respect to the Pledged Stock as required hereby, or to carry out any other obligation or duty of the Company under this Agreement.

              (d) Notwithstanding the foregoing, the Agent, on behalf of the Lenders, agrees that it shall not exercise any remedy hereunder, including the remedies set forth in Section 5, until such time as Agent has exercised its remedies under the Company Security Agreement and Guarantor Security Agreement and has realized upon substantially all of the assets subject thereto to the extent permitted by law; provided that the Agent and the Lenders may exercise all rights and remedies hereunder immediately upon the occurrence of, and nothing in this
         Section 4(d) shall limit or otherwise impair any of the Agent's and the Lenders' interests, rights and remedies in, any bankruptcy, insolvency or similar proceeding.

5.       Additional Remedies; Irrevocable Proxy.

    (a)  After satisfaction of the sale provisions of Section 4 but subject to
         Section 4(d) herein, the Agent may transfer into its name, or into the name of its nominee or nominees, any or all of the Pledged Stock and may vote any or all of the Pledged Stock (whether or not so transferred) and may otherwise act with respect thereto as though it were the outright owner thereof, the Company hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Company, with full power of substitution, to do so.

    (b) Upon the occurrence of the events described in Section 5(a) above, the Agent may vote the Pledged Stock to remove the directors and officers of any Pledged Subsidiary, and to elect new directors and officers of any Pledged Subsidiary, who thereafter shall manage the affairs of such Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect to the business, properties and affairs of such Pledged Subsidiary which such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of such Pledged Subsidiary, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of such Pledged Subsidiary, and the employment of attorneys, agents or other employees deemed by such new directors to be necessary for the proper operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary, and all revenues from the operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary after the payment of expenses thereof shall be applied to the payment of the Secured Obligations.

    (c) The Company agrees that the proxy granted in this paragraph 5 is coupled with an interest and is and shall be both valid and irrevocable so long as the Pledged Stock is subject to this Pledge Agreement. The Company further acknowledges that the term of said proxy may exceed three years from the date hereof.

6. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent and the Lenders under any




                     AMENDED AND RESTATED PLEDGE AGREEMENT
                             AND IRREVOCABLE PROXY

         Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent and the Lenders under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent and the Lenders. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

7. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Agent and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

8. Governing Law; Definitions. This Pledge Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company agrees that any legal action or proceeding with respect to this Pledge Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Chief Financial Officer of the Company, at the Company's address set forth in the Credit Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in the Credit Agreement. Nothing in this paragraph shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against the Company or its property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

9. Notices. All notices, demands, requests, consents and other communications hereunder shall be delivered in the manner described in the Credit Agreement.

10. Rights Not Construed as Duties. The Agent neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Agent has or obtains a security interest hereunder. If the Company fails to perform any agreement contained herein, the Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Company under paragraph 13. The powers




                     AMENDED AND RESTATED PLEDGE AGREEMENT
                             AND IRREVOCABLE PROXY
         conferred on the Agent hereunder are solely to protect its interests in the Pledged Stock and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Stock in its possession and accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Pledged Stock or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Stock.

              11. Effect of Agreement. This Pledge Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by Agent and is, and is intended to be, a continuing Pledge Agreement and shall remain in full force and effect until the Secured Obligations have been paid and satisfied in full.

              12. Amendments. None of the terms and provisions of this Pledge Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

              13. Severability. If any one or more provisions of this Pledge Agreement should be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

              14.  Expenses.

    (a) The Company agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

    (b) The Company will, upon written demand, pay to the Agent an amount of any and all reasonable and documented expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Pledged Stock, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or under the Operative Documents, or (iv) the failure of the Company to perform or observe any of the provisions hereof.

              15. Successors and Assigns; Termination. This Pledge Agreement shall create a continuing security interest in the Pledged Stock and shall be binding upon the Company, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and upon such termination the Agent shall assign, transfer and deliver without recourse and without warranty the Pledged Stock to the Company (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Pledge Agreement.

              16. Waiver of Jury Trial. The Agent and the Lenders, in accepting this Pledge Agreement, and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation




                     AMENDED AND RESTATED PLEDGE AGREEMENT
                              AND IRREVOCABLE PROXY
         based upon or arising out of this Pledge Agreement or any related instrument or agreement or any of the transactions contemplated by this Pledge Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent, the Lenders, nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Agent and the Lenders or the Company except by a written instrument executed by all of them.









              IN WITNESS WHEREOF, the Company has caused this Pledge Agreement to be duly executed as of the day and year first above written.


                                                     OXFORD AUTOMOTIVE, INC.


                                                     By:

                                                        Its:


Accepted and Agreed:


NBD BANK, as Agent


By:

   Its:







                     AMENDED AND RESTATED PLEDGE AGREEMENT
                             AND IRREVOCABLE PROXY

                                   SCHEDULE 1

                                                                                PERCENTAGE
                                                                                OF TOTAL COMMON
                           JURISDICTION         NUMBER            NUMBER OF      SHARES OF
NAME OF                    OF                   OF ISSUED           STOCK        PLEDGED           PERCENTAGE
SUBSIDIARY                 INCORPORATION        SHARES           CERTIFICATES    SUBSIDIARY          OWNED

Lobdell Emery Corp.        Michigan               100                No. 2         100%               100%

BMG Holdings, Inc.         Ontario                100                No. 1         100%               100%

RPI Holdings, Inc.         Michigan             736.8                No. 32        100%               100%

Oxford Suspension,         Michigan               100                No. 1         100%               100%
Inc.

Howell Industries, Inc.    Michigan             1,000                No. 1         100%               100%
(survivor by merger w/HI Acquisition, Inc.)

OASP, Inc.                 Michigan             1,000                No. 1         100%               100%

OASP II, Inc.              Michigan             1,000                No. 1         100%               100%









                     AMENDED AND RESTATED PLEDGE AGREEMENT
                             AND IRREVOCABLE PROXY